Calculation of Filing Fee Tables
S-3
PULTEGROUP INC/MI/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Shares, par value $0.01	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Equity	Common Shares, par value $0.01	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Stock Purchase Units	457(r)				0.0001381
Fees to be Paid	8	Other	Guarantees of Debt Securities by direct and indirect subsidiaries of PulteGroup, Inc.	Other				0.0001381	$ 0.00
Fees to be Paid	9	Other	Units comprising one or more classes of securities above	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (b) Omitted pursuant to Instruction 2.A.iii.c. to Item 16(b) of Form S-3. An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any other securities. (c) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the "Securities Act") and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Any registration fees will be paid subsequently on a pay-as-you-go basis.

[2]	See Note 1 (a), (b) and (c)

[3]	See Note 1 (b) and (c)

[4]	See Note 1 (a), (b) and (c)

[5]	See Note 1 (a), (b) and (c)

[6]	See Note 1 (a), (b) and (c)

[7]	See Note 1 (a), (b) and (c)

[8]	See Note 1 (a), (b) and (c) Pursuant to Rule 457(n), no separate fee for the guarantees is payable. See Table of Additional Registrants included in the Form S-3 of PulteGroup, Inc., filed on February 5, 2026, for a list of the subsidiary guarantors.

[9]	See Note 1 (a), (b) and (c)

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A